WELCOME TO THE 2014 ANNUAL MEETING OF SHAREHOLDERS OceanFirst Financial Corp. MAY 8, 2014 Exhibit 99.1

OceanFirst Financial Corp.
This presentation contains certain forward-looking statements within the meaning of the
Private Securities Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate,"
"estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/ regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the
Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the
Company's market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

2013 YEAR IN REVIEW A Year of Transitions John Garbarino Chairman & Chief Executive Officer

2013 – A Year of Transitions
Recovering Economy, National and Local
Sandy Recovery Languishing for Some
Impact on Bank put behind us
Long way to go for a few less fortunate
Foundation and long-term recovery group in leadership role
Preparing for CEO Succession at Year-End
Transition in Financial Performance

2013 – A Year of Transitions
Positioning the Bank for the Future
4 quarter re-structuring restrained 2013 earnings
Build capability for revenue/earnings growth
Returning Value to Shareholders
Market price appreciation
Cash dividend growth
Share repurchases at attractive values
2014 and Beyond . . .
th

2014 Business Focus Christopher Maher President & Chief Operating Officer

Vision Statement
• In building shareholder value, OceanFirst seeks to enhance its commitment and responsiveness to the Central Jersey Shore and the customers the Bank serves, as well as the people who are the Bank.
• This will be achieved by providing a clearly competitive product array, differentiated with an extraordinary level of customer care. The Bank will continue to deepen and grow its loyal customer base while extending reach to underserved communities and populations within its market.
• The Company will grow organically and opportunistically through acquisitions within a defined model that creates consistent top line revenue growth and builds core franchise value.
• The Bank will foster an environment of respect that attracts highly motivated and competent people who view OceanFirst as the employer of choice among financial service companies headquartered in Monmouth and Ocean Counties.
• The brand and image will be enhanced through key market metrics and benchmarks.
“Best in Class” marketing initiatives will be executed to gain market share.
• OceanFirst will continue to invest in new delivery channels to better serve customers.
• All energy and discipline will be guided by this Vision Statement.

2.00%
2.50%
3.00%
3.50%
4.00%
4.50%
Address Net Interest Margin (NIM)
Compression by establishing stronger
loan growth
Commercial Lending
Consumer Lending/Home Equity
Residential Lending
Support Sandy Recovery Efforts
Focus on Loan Growth
Average NIM Since 1996 (3.28%)
2009
2010
2011
2012 Q1
2013
Q2
2013
Q3
2013
Q4
2013
Q1
2014

Fee Income – BankCard Card Services Include: ATM Visa Debit Merchant $3.6 million in revenue in 2013, a 34% increase since 2011 UChoose Rewards Program Leverages Underlying Consumer Trends

Fee Income – Wealth Management
Trust Services Launched in 2000
$216 Million in Assets Under
Administration as of 12/31/2013, a
27% increase from 12/31/2012
$2.2M in Trust Fee income for year
ended 2013, a 86% increase from
2011
Focused on providing quality advice
and services to clients typically
under-served by national providers

Checking Product Restructure
Simplification
Dozens of options to three primary accounts
Less confusion for customers & employees
Customer Choice
Multi-channel Users – unlimited access with a choice of
maintaining a substantial balance, or paying a reduced
monthly fee
Light Users – bundled services with reduced balance
requirements
Basic services – free checking with A la carte pricing
Price Reflects Customer Usage
Balance requirements that match customer usage
Reduced fee structures for customers not interested in
maintaining balances

Strategic Growth Investments Commercial Lending Wealth Management Consumer Deposit Capture Next Generation ATMs

QUESTIONS AND ANSWERS

THANK YOU FOR ATTENDING THE 2014 ANNUAL MEETING OF SHAREHOLDERS OceanFirst Financial Corp.